              [LETTERHEAD OF BISCO INDUSTRIES, INC. APPEARS HERE]

April 22, 1999                                                        EXHIBIT 1.
                                                                      ---------

Family Steak Houses of Florida, Inc.
2113 Florida Boulevard
Neptune Beach, Florida 32266
Attn: Corporate Secretary

Dear Sirs:

     This letter shall serve to satisfy the notice requirements of Section 3.13 of the Bylaws (the "Bylaws") of Family Steak Houses of Florida, Inc. (the "Company") as to the nomination by Bisco Industries, Inc. ("Bisco") of four nominees for election to the Board of Directors of the Company at the Annual Meeting of Shareholders of the Company scheduled to be held July 1, 1999 (the "Annual Meeting").

     Bisco is the beneficial owner of 344,031 shares of Common Stock of the Company. We hereby nominate Glen F. Ceiley, Jay Conzen, Stephen Catanzaro and William L. Means as nominees (the "Nominees") to be elected to the Board of Directors of the Company at the Annual Meeting. In addition, please be advised that Bisco intends to support the Company's nomination of the following individuals for election to the Board of Directors of the Company at the Annual
Meeting: Lewis E. Christman, Jr., Edward B. Alexander and G. Alan Howard. To the extent the Company increases the size of the Board of Directors above its existing size, we reserve the right to nominate additional nominees to be elected to the Board of Directors of the Company at the Annual Meeting. The information required by Section 3.13 of the Bylaws and the Securities Exchange Act of 1934, as amended, follows:

1.   Name and address of shareholder making the nomination:

     Bisco Industries, Inc.
     704 W. Southern Ave.
     Orange, California 92865

2.   Names and addresses of the Nominees:

                              Business Address         Residence Address
                              ----------------         -----------------
     a)   Glen F. Ceiley      Bisco Industries         304 Evening Star Lane
                              704 W. Southern Ave.     Newport Beach, CA 92660
                              Orange, CA 92865

     b)   Jay Conzen          Bisco Industries, Inc.   24061 Pinehurst Lane
                              704 W. Southern Ave.     Laguna Niguel, CA 92677
                              Orange, CA 92865

     c)   Stephen Catanzaro   Bisco Industries, Inc.   24621 La Cienega
                              704 W. Southern Ave.     Laguna Hills, CA 92653
                              Orange, CA 92865

     d)   William L. Means    Bisco Industries, Inc.   5610 E. Carmen Ave.
                              704 W. Southern Ave      Anaheim Hills, CA 92807

3. Bisco hereby represents that it is the beneficial owner of 344,031 shares of common stock of the Company entitled to vote at the Annual Meeting. A representative or representatives of Bisco intend to appear in person or by proxy at the Annual Meeting to nominate the persons specified in this notice for election to the Board of Directors of the Company. The record address of Bisco is 704 W. Southern Ave., Orange, CA 92865.

4. Glen F. Ceiley, Bisco Industries, Inc. and the Bisco Industries, Inc. Profit Sharing and Savings Plan are parties to a joint Filing Agreement, in which they agreed to a joint filing on behalf of each of them of statements on
Schedule 13D with respect to common stock of the Company. The parties' most recent Joint filing Agreement is attached hereto and incorporated herein by reference and all references contained herein are qualified in their entirety by reference to such Joint Filing Agreement. Other than as stated above, there are no arrangements or understandings between Bisco and each nominee or any other person or person pursuant to which the nominations described herein are to be made, other than the consents by the Nominees to be named as a nominee in this notice and to serve as directors of the Company if elected as such at the Annual Meeting, attached hereto and incorporated herein by reference.

5. The information concerning the nominees required by Regulation 14A of the Exchange Act is as follows:

     Glen F. Ceiley, age 53, is one of the nominees for director. Since 1973, Mr. Ceiley has been the President and Chief Executive Officer of Bisco Industries, Inc., a distributor of electronic components and fasteners. Mr. Ceiley was appointed to the Company's Board of Directors in February 1998 pursuant to a Standstill and Settlement Agreement (the "Standstill Agreement") between Bisco and its affiliates and the Company. Mr. Ceiley was elected to the Board of Directors on June 26, 1998. Mr. Ceiley is also a director of Data I/O Corporation, a publicly held company and Bisco. In may 1998, Bisco without admitting or denying any allegations, consented to the entry by the Securities and Exchange Commission of an order requiring Bisco to cease and desist from committing or causing violations of Rule 10b-13 of the Securities Exchange Act of 1934, the order resulted from an inquiry related to Bisco's purchase of certain shares of common stock during the pendency of its tender offer.

     Mr. Ceiley beneficially owned 471,323 shares of common stock of the Company. Bisco owned 344,031 of such shares, the Bisco Industries Profit Sharing and Savings Plan (the "Bisco Plan") owned 104,798 of such shares and Mr. Ceiley owned 22,494 shares individually. Mr. Ceiley has the sole power to vote and dispose of the shares of common stock he owns individually and the power to vote and dispose of the shares owned by Bisco and the Bisco Plan as its Trustee. The business address of Mr. Ceiley is 704 W. Southern Avenue, Orange, CA 92865 and his residence address is 304 Evening Star Lane, Newport Beach, CA 92660. For information regarding purchase and sales of shares of common stock of the Company by Bisco, the Bisco Plan and Mr. Ceiley during the past two years, see Appendix A.

     Jay Conzen, age 52, is one of the nominees for director. Since October 1992, Mr. Conzen has been a Principal of Jay Conzen Investments which provides mergers and acquisitions, business consulting and investment advisory services to private and publicly held companies. Mr. Conzen is presently performing full-time consulting services for Bisco.

     Mr. Conzen was appointed to the Company's Board of Directors in February 1998 pursuant to the Standstill Agreement between Bisco and its affiliates and the Company. Mr. Conzen was elected to the Board of Directors on June 26, 1998. Mr. Conzen was employed by Ernst & Young from 1971 until 1982, his last position being that of Principal in the audit department with responsibility for the audits of several restaurant companies including Taco Bell and Denny's Inc. From 1982 to 1989, Mr. Conzen was employed as Senior Vice President and Chief Financial Officer of the Impact Group, Inc., a food broker, distributor and manufacturer of various food products for the retail and food service markets. Mr. Conzen holds a Masters degree in Business Administration. Mr. Conzen does not beneficially own shares of common stock of the Company and has had no transaction in the common stock during the past two years. The business address of Mr. Conzen is 704 W. Southern Avenue, Orange, CA 92865 and his residence address is 24061 Pinehurst Lane, Laguna Niguel, CA 92677.

     Stephen Catanzaro, age 46, is one of the nominees for director. Mr. Catanzaro has been Vice President and Chief Financial Officer of Bisco Industries, Inc. since September 1995 and was Controller of Bisco from August 1992 to August 1995. Mr. Catanzaro has served as a director of Bisco since February 1997. Prior to joining Bisco in 1992, Mr. Catanzaro held several accounting and finance positions in the restaurant industry at a division of Denny's Inc. from 1985 to 1992 and at Taco Bell from 1982 to 1985. Mr. Catanzaro holds a Masters degree in Business Administration and is a Certified Public Accountant in California. As of the date hereof, Mr. Catanzaro owned 3,000 shares of common stock of the Company and has no transactions in the common stock during the past two years. Mr. Catanzaro's business address is 704 W. Southern Avenue, Orange, CA 92865 and his residence address is 24621 La Cienega, Laguna Hills, CA 92653.

     William L. Means, age 56, is one of the nominees for director. Mr. Means has been Vice President of Corporate Development of Bisco Industries, Inc. since November 1997 and was Director of Management Information Systems from 1989 to October 1997. Mr. Means's current responsibilities include supervision of Bisco's information systems, marketing, advertising, value added sales and E-commerce departments. Prior to joining Bisco in 1989, Mr. Means was a self-employed management information systems consultant in which capacity he developed, installed and maintained computer software systems for the Brawley's Restaurant chain and other food businesses. Mr. Means holds a Masters degree in Business Administration.

     Mr. Means did not beneficially own any shares of the common stock of the Company and has had no transaction in the common stock during the past two years. Mr. Means business address is 704 W. Southern Avenue, Orange, CA 92865 and his residence address is 5610 E Carmen Avenue, Anaheim Hills, CA 92807.

6.   Certain Information

     The Board of Directors of the Company has a single class of directors. At each annual meeting of shareholders, the directors are elected to a one-year term. The Nominees, if elected, would serve as directors for the term expiring in 2000 or until the due election and qualification of their successors. Bisco has no reason to believe any of the Nominees will be disqualified or unable or unwilling to serve if elected.

     Pursuant to the Standstill Agreement with Bisco and its affiliates which expired on February 24, 1999, the Company sold 141,340 shares of the Common Stock to Bisco on February 27, 1998 at a purchase price of $2.16, which was the average closing price of the Common Stock for the ten trading days immediately preceding the date of the sale. The total price paid by Bisco to the Company was $305,312. Glen Ceiley is the Chief Executive Officer and President of Bisco.

     Except as described herein and other than transactions and relationships disclosed in the Company's proxy statement and the receipt of directors fees by Messrs. Ceiley and Conzen, neither Bisco nor any of the Nominees (i) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Company's last fiscal year or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party where the amount involved was in excess of $60,000, (ii) is the beneficial or record owner of any securities of the Company or any parent or subsidiary thereof, (iii) is the record owner of any securities of the Company of which it may be deemed to be the beneficial owner, (iv) has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, (v) has any arrangements or understandings with any nominee pursuant to which such nominee was selected as a nominee and there exist no such agreements or understandings between any nominee and any other person, or (vi) has any agreement or understanding with respect to future employment by the Company or any arrangement or understanding with respect to any future transactions to which the Company will or may be a party.

                                         Sincerely,
                                         Bisco Industries, Inc.

                                         By: Stephen Catanzaro
                                         Vice President and Chief
                                         Financial Officer

Glen F. Ceiley

April 20, 1999


Family Steak Houses of Florida, Inc.
2113 Florida Boulevard
Neptune Beach, Florida 32266


Gentlemen:

     I hereby consent to being named as a nominee by Bisco Industries, Inc. and to serve as a director of Family Steak Houses of Florida, Inc. if elected.


Sincerely,

/s/ Glen F. Ceiley

Glen F. Ceiley

Jay Conzen

April 20, 1999

Family Steak Houses of Florida, Inc.
2113 Florida Boulevard
Neptune Beach, Florida 32266


Gentlemen:

     I hereby consent to being named as a nominee by Bisco Industries, Inc. and to serve as a director of Family Steak Houses of Florida, Inc. if elected.


Sincerely,

/s/ Jay Conzen

Jay Conzen

Stephen Catanzaro


April 20, 1999


Family Steak Houses of Florida, Inc.
2113 Florida Boulevard
Neptune Beach, Florida 32266


Gentlemen:

     I hereby consent to being named as a nominee by Bisco Industries, Inc. and to serve as a director of Family Steak Houses of Florida, Inc. if elected.


Sincerely,

/s/ Stephen Catanzaro
---------------------
Stephen Catanzaro

William L. Means

April 20, 1999



Family Steak Houses of Florida, Inc.
2113 Florida Boulevard
Neptune Beach, Florida 32266


Gentlemen:


     I hereby consent to being named as a nominee by Bisco Industries, Inc. and to serve as a director of Family Steak Houses of Florida, Inc. if elected.


Sincerely,



/s/ William L. Means
----------------------
William L. Means

                            JOINT FILING AGREEMENT
                            ----------------------

In accordance with rule 13d-(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock. $.01 par value (the "Common Stock"), of Family Steak Houses of Florida Inc., a Florida corporation, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 21, 1997.

                    /s/ GLEN F. CEILEY
                    ---------------------------
                    Glen F. Ceiley

                    Bisco Industries, Inc.

                    /s/ GLEN F. CEILEY
                    ---------------------------
                    Name:  Glen F. Ceiley
                    Title: President

                    Bisco Industries, Inc.
                    Profit Sharing and Savings Plan

                    /s/ GLEN F. CEILEY
                    ---------------------------
                    Name:  Glen F. Ceiley
                    Title: Trustee

                                  APPENDIX A
                         TRANSACTIONS IN THE SHARES OF
                     FAMILY STEAK HOUSES OF FLORIDA, INC.

     SHARES OF                                         DATE OF
   COMMON STOCK               PRICE                    PURCHASE
  PURCHASE/(SOLD)           PER SHARE                    SALE
  ---------------           ---------                    ----

                            BISCO INDUSTRIES, INC.
                            ----------------------
       900                    3.1250                   05/19/97
       700                    3.2810                   10/08/97
       200                    3.2810                   10/14/97
     2,000                    3.2810                   10/14/97
        40                    2.9685                   10/15/97
        20                    2.9685                   10/16/97
       800                    3.2810                   10/16/97
     1,380                    3.1250                   10/17/97
       400                    2.9685                   10/20/97
       400                    2.9685                   10/20/97
     1,600                    3.2810                   10/21/97
     1,000                    3.2810                   10/22/97
       800                    3.2810                   10/22/97
     2,000                    3.1250                   10/27/97
       400                    3.1250                   10/28/97
        40                    2.9685                   11/03/97
       300                    2.9685                   11/04/97
     1,000                    3.1250                   11/04/97
       720                    2.9685                   11/06/97
       760                    2.8125                   11/07/97
        60                    2.9685                   11/07/97
       200                    2.8125                   11/12/97
       400                    2.8125                   11/12/97
       600                    2.8125                   11/14/97
       400                    2.8125                   11/17/97
       100                    2.8125                   11/20/97
        20                    2.9685                   11/21/97
       140                    2.8125                   11/21/97
       680                    2.8125                   11/24/97
       400                    2.8125                   12/05/97
        40                    2.6560                   12/05/97
     5,000                    2.6560                   12/05/97
       220                    2.5000                   12/08/97
    10,000                    2.5000                   12/10/97
       640                    2.5000                   12/10/97
     5,000                    2.6560                   12/10/97

   100                        2.6560                        12/11/97
 8,780                        2.8125                        12/12/97
12,000                        2.6563                        12/16/97
13,700                        2.9688                        12/16/97
10,000                        2.8125                        12/17/97
   900                        2.8125                        12/17/97
   400                        2.9688                        12/18/97
 6,000                        3.2813                        12/18/97
 4,000                        2.9688                        12/19/97
 4,000                        3.2813                        12/19/97
 3,800                        2.9688                        12/19/97
   200                        2.8125                        12/22/97
 6,000                        2.9688                        12/22/97
 7,220                        2.8125                        12/23/97
   400                        2.8125                        12/24/97
 1,000                        2.8125                        12/24/97
 7,000                        2.9688                        12/29/97
(2,000)                       3.5938                        12/30/97
(2,000)                       3.2813                        12/30/97
  (320)                       3.5938                        12/30/97
(1,680)                       3.4375                        12/31/97
(2,000)                       4.6875                        01/05/98
(2,000)                       4.5313                        01/07/98
(2,000)                       4.8438                        01/08/98
  (982)                       4.8438                        01/12/98
(1,720)                       5.0000                        01/15/98
  (400)                       4.8438                        01/15/98
 1,800                        4.3750                        01/16/98
   600                        4.3750                        01/21/98
 1,000                        4.3750                        01/21/98
 1,200                        4.3750                        01/21/98
 2,000                        4.3750                        01/22/98
  (500)                       4.3750                        01/22/98
(1,500)                       4.3750                        01/23/98
 1,000                        3.7500                        01/23/98
 5,000                        3.9063                        01/23/98
    60                        3.7500                        01/27/98
66,160                        4.5000                        01/29/98
  (240)                       4.3750                        01/30/98
  (186)                       3.9063                        01/30/98
  (400)                       3.9063                        02/03/98
  (100)                       3.9063                        02/05/98
   900                        3.1250                        02/11/98
 2,400                        3.2810                        02/13/98
   657                        3.3594                        02/26/98

                                  APPENDIX A
                         TRANSACTIONS IN THE SHARES OF
                     FAMILY STEAK HOUSES OF FLORIDA, INC.

     SHARES OF                                              DATE OF
   COMMON STOCK                  PRICE                      PURCHASE
  PURCHASE/(SOLD)              PER SHARE                      SALE
  ---------------              ---------                      ----

                          BISCO PROFIT SHARING TRUST
                          --------------------------
    200                        3.2813                       12/19/97
  1,544                        3.4375                       01/26/98
    400                        3.2813                       01/27/98

                                  APPENDIX A
                         TRANSACTIONS IN THE SHARES OF
                     FAMILY STEAK HOUSES OF FLORIDA, INC.

     SHARES OF                                              DATE OF
   COMMON STOCK                  PRICE                      PURCHASE
  PURCHASE/(SOLD)              PER SHARE                      SALE
  ---------------              ---------                      ----

                                MR. GLEN CEILEY
                                ---------------
         600                    2.6563                      05/21/97
          40                    2.5781                      06/10/97
       1,288                    2.5781                      06/12/97
       2,000                    2.5000                      07/01/97
       1,500                    2.4219                      10/03/97
         400                    2.3438                      10/20/97
       2,000                    2.2656                      11/13/97
         400                    2.1875                      11/14/97
     141,340                    2.1580                      01/23/98